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                                                                      EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                             ---------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A NATIONAL BANKING ASSOCIATION                     36-0899825
                                            (I.R.S. employer identification
                                                        number)

  ONE FIRST NATIONAL PLAZA, CHICAGO,                   60670-0126
                ILLINOIS                               (Zip Code)
    (Address of principal executive
               offices)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (Name, address and telephone number of agent for service)

                             ---------------------

                               KEMPER CORPORATION
              (Exact name of obligor as specified in its charter)

               DELAWARE                                36-6169781
    (State or other jurisdiction of         (I.R.S. employer identification
    incorporation or organization)                      number)

           ONE KEMPER DRIVE                            60049-0001
         LONG GROVE, ILLINOIS                          (Zip Code)
    (Address of principal executive
                offices)

                        6.875% NOTES DUE 2003, SERIES A
                        (Title of Indenture Securities)
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ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

     Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

     1. A copy of the articles of association of the trustee now in effect.*

     2. A copy of the certificates of authority of the trustee to commence business.*

     3. A copy of the authorization of the trustee to exercise corporate trust powers.*

     4. A copy of the existing by-laws of the trustee.*

     5. Not Applicable.

     6. The consent of the trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     8. Not Applicable.

     9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of April, 1994.

                                          The First National Bank of Chicago,
                                          Trustee,

                                          By:       /s/ JOHN R. PRENDIVILLE
                                                    John R. Prendiville
                                                       Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

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                                                                       EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT

                                                                  APRIL 12, 1994

Securities and Exchange Commission,
Washington, D.C. 20549

Gentlemen:

     In connection with the qualification of an indenture between Kemper Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.
                                          Very truly yours,

                                          The First National Bank of Chicago

                                          By:       /s/ John R. Prendiville
                                              __________________________________
                                                    John R. Prendiville
                                                       Vice President

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                                                                       EXHIBIT 7

     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
            AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                                C400
                                                   DOLLAR AMOUNTS                           ------------
                                                    IN THOUSANDS                    RCFD    BIL MIL THOU     <-
                                                   ---------------                  ----    ------------    -----
ASSETS
1.   Cash and balances due from depository
     institutions (from Schedule RCA-A):
     a. Noninterest-bearing balances and
     currency and coin(1).......................                                    0081       3,552,441    1.a.
     b. Interest-bearing balances(2)............                                    0071       5,687,085    1.b.
2.   Securities (from Schedule RC-B)............                                    0390         470,252    2
3.   Federal funds sold and securities purchased
     under agreements to resell in domestic
     offices of the bank and its Edge and
     Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold......................                                    0276       3,985,638    3.a.
     b. Securities purchased under agreements to
     resell.....................................                                    0277         880,886    3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income
     (from Schedule RC-C).......................      RCFD 2122       13,308,340                            4.a.
     b. LESS: Allowance for loan and
     lease losses...............................      RCFD 3123          339,885                            4.b.
     c. LESS: Allocated transfer risk reserve...      RCFD 3128                0                            4.c.
     d. Loans and leases, net of unearned
     income, allowance, and reserve (item 4.a
     minus 4.b and 4.c).........................                                    2125      12,968,455    4.d.
5.   Assets held in trading accounts............                                    2146       3,109,630    5.
6.   Premises and fixed assets (including
     capitalized leases)........................                                    2145         497,559    6.
7.   Other real estate owned (from
     Schedule RC-M).............................                                    2150         101,446    7.
8.   Investments in unconsolidated subsidiaries
     and associated companies (from
     Schedule RC-M).............................                                    2130           6,375    8.
9.   Customers' liability to this bank on
     acceptances outstanding....................                                    2155         477,130    9.
10.  Intangible assets (from Schedule RC-M).....                                    2143         147,257    10.
11.  Other assets (from Schedule RC-F)..........                                    2160       2,607,308    11.
12.  Total assets (sum of items 1 through 11)...                                    2170      34,491,462    12.

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(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.

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            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
      AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993 -- CONTINUED

SCHEDULE RC -- BALANCE SHEET -- CONTINUED

                                                                                      C400
                                             DOLLAR AMOUNTS IN                    ------------
                                                 THOUSANDS             RCFD       BIL MIL THOU     <-
                                           ----------------------    ---------    ------------    -----
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals
       of columns A and C from Schedule
       RC-E, part 1).....................                            RCON 2200      15,870,533    13.a.
       (1) Noninterest-bearing(1)........  RCON 6631    7,494,138                                 13.a.(1)
       (2) Interest-bearing............... RCON 6636    8,376,395                                 13.a.(2)
    b. In foreign offices, Edge and
       Agreement subsidiaries, and IBFs
       (from Schedule RC-E, part II).....                            RCFN 2200       7,254,022    13.b.
       (1) Noninterest bearing...........  RCFN 6631      352,283                                 13.b.(1)
       (2) Interest-bearing..............  RCFN 6636    6,901,739                                 13.b.(2)
14. Federal funds purchased and
    securities sold under agreements to
    repurchase in domestic offices of
    the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased...........                            RCFD 0278       2,649,907    14.a.
    b. Securities sold under agreements
       to repurchase.....................                            RCFD 0279         171,899    14.b.
15. Demand notes issued to the U.S.
    Treasury.............................                            RCON 2840         106,087    15.
16. Other borrowed money.................                            RCFD 2850       1,782,869    16.
17. Mortgage indebtedness and obligations
    under capitalized leases.............                            RCFD 2910         267,000    17.
18. Bank's liability on acceptance
    executed and outstanding.............                            RCFD 2920         477,130    18.
19. Subordinated notes and debentures....                            RCFD 3200       1,175,000    19.
20. Other liabilities (from
    Schedule RC-G).......................                            RCFD 2930       2,049,329    20.
21. Total liabilities (sum of items 13
    through 20)..........................                            RCFD 2948      31,803,776    21.
22. Limited-Life preferred stock and
    related surplus......................                            RCFD 3282               0    22.

EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus..............................                            RCFD 3838               0    23.
24. Common stock.........................                            RCFD 3230         200,858    24.
25. Surplus (exclude all surplus related
    to preferred stock)..................                            RCFD 3839       2,254,940    25.
26. a. Undivided profits and capital
       reserves..........................                            RCFD 3632         232,478    26.a.
    b. LESS: Net unrealized loss on
       marketable equity securities......                            RCFD 0297            (299)   26.b.
27. Cumulative foreign currency
    translation adjustments..............                            RCFD 3284            (889)   27.
28. Total equity capital (sum of items 23
    through 27)..........................                            RCFD 3210       2,687,686    28.
29. Total liabilities, limited-life
    preferred stock, and equity capital
    (sum of items 21, 22, and 28)........                            RCFD 3300      34,491,462    29.

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            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
      AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993 -- CONTINUED

SCHEDULE RC -- BALANCE SHEET -- CONTINUED

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external
   auditors of any date during 1992.............................              RCFA 6724
                                                                                     N/A   M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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